Combined Financial Statements (Unaudited)

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

As of and for the Nine Months Ended
September 30, 2016 and 2015

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Financial Statements

As of and for the Nine Months Ended September 30, 2016 and 2015

Table of Contents

Combined Balance Sheets September 30, 2016 (Unaudited)

i

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Balance Sheets

(In thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash	$84	196
Accounts receivables, less allowance for doubtful accounts of: 2016 - $953; 2015 - $901	17,003	15,518
Operating supplies	586	586
Deferred tax asset	1,730	1,514
Prepaid expenses and other	84	144
Total current assets	19,487	17,958
Property and equipment, net	20,104	22,062
Other assets, net	12	9
	$39,603	$40,029
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$3,349	$2,262
Accrued wages and related liabilities	3,207	4,030
Accrued provider taxes	1,683	971
Other accrued liabilities	961	1,436
Current portion of long-term debt	241	231
Total current liabilities	9,441	8,930
Noncurrent liabilities:
Long-term debt	380	559
Deferred tax liability	707	707
Other liabilities and deferred items	61	102
Total noncurrent liabilities	1,148	1,368
Total liabilities	10,589	10,298
Commitments and contingencies
Equity	29,014	29,731
	$39,603	$40,029

See accompanying notes to combined financial statements.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Statements of Operations
(Unaudited)

(In thousands)

	Nine months ended September 30,
	2016	2015
Total revenues, net	$140,716	$142,393
Costs and expenses:
Wages and related	59,956	58,463
Rent	11,795	11,763
Contracted services	6,112	6,059
Supplies	7,874	8,066
Provision for insurance	5,234	4,625
Provision for bad debts	1,655	1,650
Other operating and administrative	40,327	41,162
Depreciation and amortization	2,752	2,678
Total costs and expenses	135,705	134,466
Income from operations	5,011	7,927
Other income (expenses):
Interest expense	(46)	(57)
Interest income	1	1
Total other expense, net	(45)	(56)
Income from continuing operations before provision for income taxes	4,966	7,871
Provision for income taxes	1,912	3,070
Net income	$3,054	$4,801

See accompanying notes to combined financial statements.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Statements of Cash Flows
(Unaudited)

(In thousands)

	Nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$3,054	$4,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,752	2,678
Provision for reserves on patient and other receivables, net	1,655	1,650
Deferred income taxes	(216)	(368)
Changes in operating assets and liabilities:
Accounts receivable	(3,140)	(512)
Prepaid expenses and other	60	(7)
Accounts payable	501	272
Other, net	(42)	(1,413)
Total adjustments	1,570	2,300
Net cash provided by operating activities	4,624	7,101
Cash flows from investing activities:
Capital expenditures	(796)	(1,950)
Other, net	(1)	8
Net cash used for investing activities	(797)	(1,942)
Cash flows from financing activities:
Intercompany advances and repayments, net	(3,770)	(4,918)
Repayments of long-term debt	(169)	(161)
Net cash used for financing activities	(3,939)	(5,079)
Net increase in cash and cash equivalents	(112)	80
Cash and cash equivalents at beginning of period	196	153
Cash and cash equivalents at end of period	$84	$233

Supplemental schedule of cash flow information:
Cash paid during the year for:
Interest, net of amounts capitalized	$46	$57
Supplemental schedule of noncash investing and financing activities:
Capital lease obligations of $26,000 in 2015 were incurred when the Company entered into leases for new equipment.
See accompanying notes to combined financial statements.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

Note 1.     General Business and Summary of Significant Accounting Policies

On August 15, 2016, Diversicare Healthcare Services, Inc. ("Diversicare") entered into Operation Transfer Agreements to assume the operations of 22 facilities (the “Businesses” or “Business”) in Mississippi and Alabama which have previously been operated by subsidiaries of Drumm Corp., a Delaware corporation, (“Drumm” d/b/a Golden Living or the “Company”), upon the execution of the Master Lease Agreements.

On October 1, 2016, Diversicare entered into a Master Lease Agreement with Golden Living (the "Lessor") to directly lease eight facilities in Mississippi and to assume the individual leases of two additional facilities privately owned. An Amended and Restated Master Lease was entered into on November 1, 2016, to include an additional 12 facilities in Alabama (the “Lease”) including one ground lease. The Lease of 20 facilities has an initial term of ten years with two additional five year renewals.

The Businesses provide residents with routine long-term care services, including daily nursing, dietary, social and recreational services and a full range of pharmacy services and medical supplies. The skilled nursing staff also provides complex and intensive medical services to residents with higher acuity needs outside the traditional acute-care hospital setting.

Basis of Presentation

The accompanying interim unaudited combined financial statements have been prepared without audit. In management’s opinion, these interim unaudited combined financial statements include all normal recurring adjustments necessary for a fair presentation of the results of operations and cash flows for the nine-month periods ended September 30, 2016 and 2015, the financial position at September 30, 2016. The balance sheet information at December 31, 2015, was derived from the audited combined financial statements of the Businesses. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Historically, financial statements have not been prepared for the Businesses. These interim combined carve-out financial statements represent the financial position, results of operations, and cash flows of the Businesses for inclusion in Diversicare’s Form 8-K filing for purposes of complying with the rules and regulations of the Securities and Exchange Commission. These statements include only those assets, liabilities and related operations of the Businesses and exclude all other assets, liabilities and operations of the Company.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

Due to the significant number of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Businesses in the future or what the results of operations, cash flows and financial positions would have been had the Businesses been operated on a stand-alone basis during the periods presented. These interim unaudited combined financial statements should be read along with the audited financials for the fiscal year ended December 31, 2015. The results of operations for the nine-month period ended September 30, 2016 are not necessarily indicative of the results for a full year.

References herein to the Businesses include 19 limited liability companies and three facilities within two wholly owned subsidiaries of the Company on a combined basis. All significant intercompany accounts and transactions have been eliminated in the accompanying interim unaudited combined financial statements. The Businesses are dependent upon the Company for all its working capital requirements. Accordingly, the transfers of financial resources between the Company and the Businesses are reflected as intercompany advances and payments, net in equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect:

•reported amounts of assets and liabilities at the date of the financial statements;
•reported amounts of revenues and expenses during the reporting period; and

•	disclosures about reported amounts of assets, liabilities, revenues, and expenses.

Management is also required to make estimates and assumptions regarding contingent assets and liabilities and disclosures thereof at the date of the financial statements. Significant estimates include determination of allowance for doubtful accounts and retroactive adjustment settlements. Actual results could differ from those estimates.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

Revenues

The Businesses generate revenues primarily from providing long-term healthcare services. Approximately 87% of the Businesses revenues for nine-month periods ended September 30, 2016 and 2015 were derived from federal and state medical assistance programs (primarily Medicare and Medicaid). Revenues are recorded by each facility when services are provided at standard charges adjusted to amounts estimated to be received under governmental programs and other third-party contractual arrangements based on contractual terms and historical experience. These revenues are reported at their net realizable amounts and a substantial portion is subject to audit and retroactive adjustment.

Retroactive adjustments are estimated in the recording of revenues in the period the related services are rendered. These amounts are adjusted in future periods as adjustments become known or as cost reporting years are no longer subject to audits, reviews or investigations. Due to the complexity of laws and regulations governing the Medicare and Medicaid programs, there is a reasonable possibility recorded estimates will change by a material amount in the near term. Changes in estimates related to third-party receivables resulted in an increase in revenues of approximately $23,000 and zero for the nine-month periods ended September 30, 2016 and 2015, respectively.

Insurance

The Businesses participate in the Company’s insurance programs for general and professional liability, workers’ compensation, auto liability and employee health benefits whereby the Company and its subsidiaries are self-insured at primary levels and fully reserve the estimated ultimate claims on behalf of the Businesses. The Businesses are allocated their portion of costs related to employee health benefits, general and professional liability, workers’ compensation and auto liability insurance from the Company.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

The following table summarizes the Businesses costs for insurance and related items included in “Wages and related” and “Provisions for insurance” on the Interim Combined Statements of Operations for the nine months ended September 30 (in thousands):

	2016	2015
Medical insurance	$4,306	$4,805
General and professional liability	3,429	2,679
Workers' compensation	1,624	1,765
Other insurance	181	181
	$9,540	$9,430

Fair Value

Fair value accounting includes a framework for measuring fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It also includes disclosures about fair value measurements, which prioritizes the inputs to valuation techniques used to measure fair value into a fair value hierarchy.

The classification of a financial instrument within the valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels of the hierarchy in order of priority of inputs to the valuation technique are defined as follows:

Level 1:	Observable quoted market prices in active markets for identical assets or liabilities.

Level 2:
Observable inputs other than level 1, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3:
Unobservable inputs that reflect the Company’s own assumptions of the assumptions the market participants would use in pricing the asset or liability, in which there is little, if any, market activity for the asset or liability at the measurement date.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

The Company utilizes the best available information in measuring fair value on a recurring and non-recurring basis. Level 1 uses observable quoted market prices in active markets for identical assets or liabilities. The Businesses did not have any assets or liabilities measured on a recurring or non-recurring basis for the nine-month periods ended in September 30, 2016 or 2015.

New Accounting Standards

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board ("FASB") issued authoritative guidance, which changes the requirements for recognizing revenue when entities enter into contracts with customers. Under the new provisions, an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In March 2016, the FASB issued an update which amended the principal-versus-agent implementation guidance and illustrations in the new revenue guidance. The update clarifies an entity should evaluate whether it is the principal or the agent for each specified good or service promised in a contract with a customer. In April 2016, the FASB issued another update to the new revenue standard which amends the guidance on identifying performance obligations and the implementation guidance on licensing. In May 2016, the revenue recognition guidance was amended related to transition, collectibility, noncash consideration and the presentation of taxes. The new revenue standard (including updates) will be effective for annual and interim periods beginning on or after December 15, 2018 and early adoption is not permitted. This guidance is still being assessed related to the Businesses.

Presentation of Financial Statements - Going Concern

In August 2014, the FASB issued amended accounting guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures when applicable, indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year from the date the financial statements are issued (or available to be issued). The amendments in this accounting guidance are effective for the annual period ending after December 15, 2016. Early

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

adoption is permitted. The adoption of the guidance is not expected to have a material impact to the Businesses combined financial statements.

Deferred Taxes
In November 2015, the FASB issued authoritative guidance which changes the balance sheet presentation for deferred income taxes. To simplify the presentation of deferred income taxes, the guidance requires that deferred tax liabilities and assets be classified only as noncurrent on the balance sheet. The guidance is effective for annual and interim periods beginning after December 15, 2017. The accounting guidance may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented, and early adoption is permitted. The adoption of the guidance is not expected to have a material impact to the Businesses combined financial statements.

Leases

In February 2016, the FASB issued amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The lease liability will be equal to the present value of lease payments, with the right-of-use asset based upon the lease liability. The classification criteria for distinguishing between finance (or capital) leases and operating leases are substantially similar to the previous lease guidance, but with no explicit bright lines. As such, operating leases will result in straight-line rent expense similar to current practice. For short term leases (term of 12 months or less), a lessee is permitted to make an accounting election not to recognize lease assets and lease liabilities, which would generally result in lease expense being recognized on a straight-line basis over the lease term. The guidance is effective for annual and interim periods beginning after December 15, 2019, and will require application of the new guidance at the beginning of the earliest comparable period presented. Early adoption is permitted. The new guidance must be adopted using a modified retrospective transition. The impact on the Businesses combined financial statements is still being evaluated.

Statement of Cash Flows
In August 2016, the FASB provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The guidance addresses eight specific cash flow issues with the objective of

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

reducing the existing diversity in practice. The guidance is effective for annual and interim periods beginning after December 15, 2018. Early adoption is permitted. The adoption of the guidance is not expected to have a material impact to the Businesses combined financial statements.

Note 2.	Preparation of Carved-Out Financial Statements

The following allocation policies have been used in the preparation of these carved-out financial statements. Unless otherwise noted, these policies have been consistently applied in the financial statements.

Financial statement items related specifically to the Business have been identified and included in the financial statements. These include balance sheet items, revenue, direct costs, labor and benefits, maintenance, consulting and outside services, and general and administrative costs.

For purposes of presenting the carved-out financial statements, allocations were required to determine the cost of general and administrative activities performed by the Company’s corporate operations. These shared services included, but are not limited to, executive management, accounting, information services, professional and consulting fees, legal, and human resources. Where specific identification could not be utilized, allocations were made based upon revenue or on a per diem basis.

Management believes that the allocation methodologies are reasonable; however, expenses allocated to the Businesses are not necessarily indicative of the expenses that would have been incurred on a standalone basis nor are they indicative of costs that may be incurred in the future. Actual results could differ from these estimates. It is not practical to estimate the costs that would have been incurred by the Businesses if it had operated on a stand-alone basis.

Note 3.	Transactions with Affiliates

The Businesses contract with GGNSC Administrative Services LLC, a wholly owned subsidiary of the Company (“GG Admin”). GG Admin provides certain administrative services including, but are not limited to: certain payroll, compensation and benefit; accounting and reporting services; obtaining and maintaining insurance services; billing and information technology support services; preparation of regulatory reports and fillings; maintaining records of and coordinating payment of all accounts payable and other obligations; and clinical services. The costs are allocated to the Businesses based on a percent to total budgeted patient days. The Businesses were

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

charged $8.3 million and $7.8 million for the nine-month periods ended September 30, 2016 and 2015 by GG Admin for these services, in “Other operating and administrative” expenses on the Interim Combined Statements of Operations. The contracts with GG Admin are generally for a period of one year, with automatic one-year renewals, unless canceled by either party.

The Businesses also contract with Aegis Therapies, Inc., (“Aegis”) a subsidiary of the Company to perform rehabilitation therapy services to nursing home and hospice patients. For the nine-month periods ended September 30, 2016 and 2015, the Businesses were charged $13.0 million and $14.7 million, respectively, in “Other operating and administrative” expenses on the Interim Combined Statements of Operations, for these services. The contracts with Aegis are generally for a period of one year, with automatic one-year renewals, unless canceled by either party.

The Businesses from time to time will contract with 360 Healthcare Staffing LLC, (“360 Staffing”) a subsidiary of the Company to provide staffing solutions for leadership and nursing positions. For the nine-month periods ended September 30, 2016 and 2015, the Businesses were charged $830,000 and $249,000, respectively, in “Wages and related” expenses on the Interim Combined Statements of Operations, for these services. The contracts with 360 Staffing are generally for a period of one year, with automatic one-year renewals, unless canceled by either party.

The Businesses contract with Marina Pharmacy Corp. (“Marina” d/b/a “AlixaRx”) an institutional pharmacy company owned by Fillmore Strategic Investors LLC, the parent company of Drumm. The Businesses contract with AlixaRx for pharmacy consulting and prescription drug services. The use of automated dispensing units and electronic medical cabinets for prescription drug and over the counter medications began in 2015. The Company was charged $2.2 million and $626,000, respectively, for these services, of which $2.0 million and $585,000 is included in “Supplies” and $184,000 and $41,000, respectively is included in “Contracted Services” on the Combined Statements of Operations for the nine-month periods ended September 30, 2016 and 2015.

In addition, GG Admin handles cash management functions for the Businesses. As such, all cash receipts for the Businesses are transferred to a GG Admin cash management account and GG Admin pays substantially all accounts payable, payroll, insurance and other expenditures on behalf of the Businesses. At September 30, 2016 and December 31, 2015, the Businesses had a net receivable of $79.2 million and $76.0 million, respectively, related to this cash management activity and the fees charged for by GG Admin, Aegis and 360 Staffing which is recorded in “Equity” on the Interim Combined Balance Sheets. The balance in this account does not bear interest and has been classified as equity as repayment is not expected.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

While not formally committed, the Company has historically provided funding to the Businesses sufficient to meet its current obligations.

The Company has an informal policy with GG Admin under which it remits the Businesses share of the state income tax liability. GG Admin remitted on behalf of the Businesses $1.9 million and $3.1 million for the nine-month periods ended September 30, 2016 and 2015, respectively, for state income tax payments. In those states, in which the Company files separate tax returns, the Company calculates income tax expense in accordance with applicable state tax law and statutory tax rates.

The 19 limited liability Companies of the Businesses entered into an affiliated Master Lease with Geary Property Holdings LLC (“GPH”) a Delaware limited liability company in March 2006. GPH is a subsidiary of the Company. The Master Lease is a long-term operating lease with an initial term of approximately 10 years, and three 10-year renewal options. These leases are triple-net leases, which require the Businesses to pay all taxes, insurance and maintenance costs. The Businesses recognized $11.1 million for each of the nine-month periods ended September 30, 2016 and 2015, of rent expense related to these leases.

Note 4.	Income Taxes

The provisions for income taxes of $1.9 million and $3.1 million for the nine-month periods ended September 30, 2016 and 2015, respectively, primarily relate to federal and state income taxes estimated to be due. The Businesses effective income tax rate for the periods ending September 30, 2016 and 2015 was 38.5% and 39.0%, respectively. The difference between the federal statutory income tax rate of 35% and the effective rate is primarily due to state income taxes, work opportunity tax credits and nondeductible expenses.

Note 5.	Commitments and Contingencies

Government Regulation

The Businesses are subject to extensive federal, state and local government regulation relating to licensure, conduct of operations, and ownership of centers, expansion of centers and services and reimbursement for services. As such, in the ordinary course of business, the Businesses operations are continuously subject to state and federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits, and surveys, some of which may be non-routine. The Businesses believe they are in substantial

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

compliance with the applicable laws and regulations. However, if ever found to have engaged in improper practices, the Businesses could be subjected to civil, administrative or criminal fines, penalties or restitutionary relief, which may have a material adverse impact on the financial position, results of operations and cash flows.

Litigation

In accordance with authoritative accounting guidance related to loss contingencies, the Businesses accrues a liability for litigation and regulatory matters that are both probable and can be reasonably estimated. Additional losses in excess of amounts accrued may be reasonably possible. The Company reviews loss contingencies that are reasonably possible and determines whether an estimate of the possible loss or range of loss, individually or in aggregate, should be disclosed in the Businesses interim combined financial statements. These estimates are based upon currently available information for those legal and regulatory proceedings in which the Businesses are involved, taking into account management's best estimate of losses for those matters for which such estimates can be made and involves significant judgment.

Accordingly, the estimated loss or range of loss may change from time to time, and actual losses may be more or less than the current estimate. At this time, no estimate of the possible loss or range of loss, individually or in the aggregate, in excess of the amounts accrued, if any, can be made regarding the matters described below.

There are various lawsuits and regulatory actions pending against the Company, and certain of its limited liability companies, some of which seek punitive damages that may not be covered by insurance. Management does not believe that the ultimate resolution of these matters will have a material adverse effect on the Businesses financial position or liquidity.

Note 6.Long-term Debt

Term Loan Facility

On May 4, 2011, Drumm entered into a $1.575 billion term loan facility (“the Term Loan Facility”). The Term Loan Facility is fully and unconditionally guaranteed, subject to certain exceptions, by substantially all of Drumm’s existing and future direct subsidiaries, including the Businesses. The Term Loan Facility is secured by a security

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the
Alabama and Mississippi GoldenLiving Centers)
Notes to Interim Combined Financial Statements (Unaudited)
As of and for the Periods Ended
September 30, 2016 and 2015

interest in all personal property and equity interests of the guarantors, including the Businesses.

On April 14, 2016, Drumm was notified the corporate family rating had been downgraded from B2 to Caa1 which triggered an increase to the applicable interest rate on the Term Loan Facility.

On April 27, 2016, Drumm completed an Amendment and Waiver No 2. of the Term Loan Facility (the “Amendment”) which modified certain financial covenant levels in order to provide operating flexibility. The Amendment includes, among other things: (a) resetting the senior secured leverage covenant, including retroactive treatment for March 31, 2016; (b) increase to the applicable interest rate on the Term Loan Facility by 275 basis points from LIBOR + 5.50% to LIBOR + 8.25% with the LIBOR floor of 1.25% remaining the same (9.5% at April 30,2016); (c) eliminating any reinvestment in the Company from any proceeds; (d) immediate cancellation of the revolving credit facility; (e) paying a 1% fee on the outstanding Term Loan Facility balance at January 2017; and (f) mandatory pay down of $350.0 million using anticipated disposition proceeds by January 2017.

The Term Loan Facility includes a number of restrictive covenants that, among other things are subject to certain exceptions and restrictions, and impose operating and financial restrictions on Drumm and its Restricted Subsidiaries. In addition, Drumm is required to comply with a senior secured leverage ratio. The Term Loan Facility also contains customary affirmative covenants and events of default. Drumm was in compliance with these covenants as of September 30, 2016 and 2015.

Note 7.	Subsequent Event

In preparing these interim combined financial statements, management evaluated events that occurred through December 6, 2016, the date these financial statements were available to be issued, for potential recognition or disclosure.

As of November 1, 2016, Diversicare completed the transition of all 22 facilities previously operated by the Company (see Note 1). In conjunction with the Operation Transfer Agreements for the 22 facilities to Diversicare, the Term Loan Facility lender granted Drumm a partial release of its lien and security interest on any and all of the rights and assets of the Businesses in and over which a lien and security interest was granted pursuant to the collateral documents of the Term Loan Facility (see Note 6).